                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12
                      EXCHANGE NATIONAL BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                       EXCHANGE NATIONAL BANCSHARES, INC.
                              132 EAST HIGH STREET,
                         JEFFERSON CITY, MISSOURI 65101

                                   May 4, 2001

Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of Exchange National Bancshares, Inc., to be held at The Exchange National Bank of Jefferson City's facility, located at 3701 West Truman Boulevard, Jefferson City, Missouri, on Wednesday, June 13, 2001, commencing at 9:00 a.m., local time. The business to be conducted at this meeting is described in the accompanying notice of annual meeting and proxy statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of our Company.

         Your board of directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.

                                                  Sincerely yours,


                                                  Donald L. Campbell
                                                  Chairman of the Board
                                                      and President

                       EXCHANGE NATIONAL BANCSHARES, INC.
                              132 EAST HIGH STREET
                         JEFFERSON CITY, MISSOURI 65101

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 13, 2001

         NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Exchange National Bancshares, Inc., a Missouri corporation, will be held at The Exchange National Bank of Jefferson City's facility, located at 3701 West Truman Boulevard, Jefferson City, Missouri, on Wednesday, June 13, 2001, commencing at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

         1. To elect three Class III directors to hold office for a term expiring at the 2004 annual meeting of the shareholders of our Company and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

         2. To consider and act upon ratification and approval of the selection of the accounting firm of KPMG LLP as the independent auditors of our Company for the year ending December 31, 2001; and

         3. To transact such other business as properly may come before the meeting.

         Our board of directors has fixed the close of business on April 18, 2001 as the record date for determination of the shareholders entitled to notice of, and to vote at, the annual meeting.

         All shareholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, our board of directors solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all shareholders are urged to be present in person or by proxy.

                                             By Order of the Board of Directors


                                             Donald L. Campbell
                                             Chairman of the Board
                                                 and President

May 4, 2001
Jefferson City, Missouri


         PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

                       EXCHANGE NATIONAL BANCSHARES, INC.
                              132 EAST HIGH STREET
                         JEFFERSON CITY, MISSOURI 65101

                        -------------------------------

                                 PROXY STATEMENT

                        -------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 13, 2001

                        -------------------------------

                                  INTRODUCTION

         The board of directors of Exchange National Bancshares, Inc. solicits your proxy for use at the annual meeting of shareholders to be held on Wednesday, June 13, 2001, and at any adjournment or adjournments thereof. The annual meeting will commence at 9:00 a.m., local time, and will be held at The Exchange National Bank of Jefferson City's facility located at 3701 West Truman Boulevard, Jefferson City, Missouri. Our Company's principal business activity is the ownership, directly or indirectly, of all the issued and outstanding stock of The Exchange National Bank of Jefferson City, Citizens Union State Bank & Trust of Clinton, and Osage Valley Bank of Warsaw.

         Our principal executive offices are located at 132 East High Street, Jefferson City, Missouri, 65101. This proxy statement and the enclosed form of proxy were first mailed to shareholders on or about May 4, 2001.

                    INFORMATION ABOUT THE MEETING AND VOTING

PURPOSE OF THE MEETING

         The purposes of the annual meeting are:

         - to elect three Class III directors to hold office for a term expiring at the 2004 annual meeting of the shareholders of our Company;

         - to consider and vote upon ratification and approval of the selection of the accounting firm of KPMG LLP as the independent auditors of our Company for the current year; and

         - to transaction such other business as may properly come before the annual meeting, including a proposal to adjourn or postpone the meeting.

SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING

         Shareholders of record as of the close of business on the April 18, 2001 record date are entitled to notice of, and to vote at, the annual meeting or any adjournment or adjournments thereof. As of the record date, 2,863,493 shares of our Company's common stock were issued and outstanding. Each such share of common stock is entitled to one vote on each matter properly to come before the annual meeting.

ATTENDING THE MEETING AND VOTING IN PERSON

         If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee (commonly referred to as being held in "street" name), proof of ownership may be required for you to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

VOTING BY PROXY

         This proxy statement is being sent to you by our board of directors for the purpose of requesting that you allow your shares of common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. We urge you to complete, date and sign the enclosed form of proxy and return it promptly in the enclosed postage prepaid envelope. If you properly complete and sign your proxy card and send it to us in time to vote, the shares represented by your proxy will be voted as you have directed. If you sign the proxy card but do not make specific voting instructions, your shares will be voted as follows:

         - "FOR" the election of the nominees for director named in this proxy statement, and

         - "FOR" ratification of the selection of the accounting firm of KPMG LLP as our Company's independent auditors for the current year.

         If any other matter is properly brought before the annual meeting, your shares will be voted in accordance with the discretion and judgment of the appointed proxies. A shareholder who has given a proxy may revoke it at any time before it is exercised at the annual meeting by filing written notice of revocation with the Secretary of our Company, by executing and delivering to the Secretary of our Company a proxy bearing a later date, or by appearing at the annual meeting and voting in person.

         If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

         If you participate in The Exchange National Bank of Jefferson City Profit Sharing Trust, a form of proxy/direction to trustee will be furnished to you which represents a voting instruction to the trustee of the plan as to the number of shares in your plan account. Each participant in the plan may direct the trustee as to the manner in which shares of common stock allocated to the participant's plan account are to be voted.

QUORUM REQUIREMENT

         A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy of shareholders holding a majority of the total outstanding shares of our Company's common stock will constitute a quorum at the annual meeting. Shares of common stock represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on any matter will be counted in determining whether a quorum is present. Shares of common stock as to which there is a broker non-vote (i.e., when a broker holding shares for clients in street name is not permitted to vote on certain matters without instruction) also will be counted for quorum purposes. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.

REQUIRED VOTE TO APPROVE EACH PROPOSAL

         Election of Directors. Directors are elected by a majority of the votes cast, in person or by proxy, of shareholders entitled to vote at the annual meeting for that purpose. Shareholders can withhold authority to vote for one or more nominees for director. Votes withheld from a particular nominee will have the same effect as a vote against the nominee. Shareholders do not have cumulative voting rights in the election of directors.

         Selection of Auditors and Other Matters. The affirmative vote of a majority of the shares of our Company's common stock, represented in person or by proxy and entitled to vote at the annual meeting, is required for (i) the ratification of the selection of KPMG LLP as our Company's independent auditors, and (ii) the approval of such other matters as properly may come before the annual meeting or any adjournment thereof. Shareholders can abstain from voting on these proposals. If you abstain from voting on any of these proposals, it has the same effect as a vote against the proposal.

         Effect of Broker Non-Votes. If your broker does not vote your shares on any proposal, such "broker non-votes" do not count as shares present for purposes of such proposal. This means that a broker non-vote would reduce the number of affirmative votes that are necessary to approve the proposal.

SOLICITATION OF PROXIES

         This solicitation of proxies for the annual meeting is being made by our Company's board of directors. Our Company will bear all costs of such solicitation, including the cost of preparing and mailing this proxy statement and the enclosed form of proxy. After the initial mailing of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by directors, officers, employees or agents of our Company, Exchange National Bank, Citizens Union State Bank or Osage Valley Bank. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of our Company's transfer agent, will be paid by our Company.

         A list of shareholders entitled to vote at the annual meeting will be available for examination at least ten days prior to the date of the annual meeting during normal business hours at the registered office of our Company located at 132 East High Street, Jefferson City, Missouri. The list also will be available at the annual meeting.

                          ITEM 1: ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

         Our Company's board of directors consists of nine directors. The articles of incorporation of our Company divide the board of directors into three classes of directors, with the directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The present terms of Donald L. Campbell, Kevin L. Riley and David T. Turner, the three directors in Class III, expire at this annual meeting. Directors in Class I (Charles G. Dudenhoeffer, Jr., Philip D. Freeman and James E. Smith) and Class II (David R. Goller, James R. Loyd and Gus S. Wetzel, II) have been elected to terms expiring at the time of the annual meeting of shareholders in 2002 and 2003, respectively.

         One of the purposes of this annual meeting is to elect three directors in Class III to serve for a three-year term expiring at the annual meeting of shareholders in 2004 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The board of directors has designated Donald L. Campbell, Kevin L. Riley and David T. Turner as the three nominees proposed for election at the annual meeting. Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of these three nominees. In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the board of directors, unless the authority to vote for all nominees or for the particular nominee who has ceased to be a candidate has been withheld. Each of the nominees has indicated his willingness to serve as a director if elected, and the board of directors has no reason to believe that any nominee will be unavailable for election.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DONALD L. CAMPBELL, KEVIN L. RILEY AND DAVID T. TURNER AS CLASS III DIRECTORS.

NOMINEES AND DIRECTORS CONTINUING IN OFFICE

         The following table sets forth certain information with respect to each person nominated by the board of directors for election as a Class III director at the annual meeting and each director whose term of office will continue after the annual meeting.

                                                                           POSITION                COMPANY
         NAME                                        AGE               WITH OUR COMPANY        DIRECTOR SINCE
         ----                                        ---               ----------------        --------------
NOMINEES

     CLASS III:  TERM TO EXPIRE IN 2004

     Donald L. Campbell                              74                  President,                 1993
                                                                         Chairman of
                                                                         the Board
                                                                         and Director

     Kevin L. Riley                                  45                  Director                   1995

     David T. Turner                                 44                  Vice Chairman              1997
                                                                         and Director

DIRECTORS CONTINUING IN OFFICE

     CLASS I:  TERM TO EXPIRE IN 2002

     Charles G. Dudenhoeffer, Jr.                    61                  Director                   1993

     Philip D. Freeman                               47                  Director                   1993

     James E. Smith                                  56                  Vice Chairman              1997
                                                                         and Director

     CLASS II:  TERM TO EXPIRE IN 2003

     David R. Goller                                 69                  Director                   1993

     James R. Loyd                                   69                  Director                   1993

     Gus S. Wetzel, II                               60                  Director                   1999

         The business experience during the last five years of each person nominated by the board of directors for election as a Class III director at the annual meeting and each director whose term of office will continue after the annual meeting is as follows:

         Donald L. Campbell has served as a Director of Exchange National Bank since 1967, of Citizens Union State Bank since 1997, and of our Company since 1993. He has served as Chairman of Exchange National Bank since 1990, and of our Company since 1993. Mr. Campbell has served as President of Exchange National Bank from 1971 until December 1996 and of our Company since 1993.

         Kevin L. Riley has served as a Director of Exchange National Bank since 1995 and of our Company since 1995. He has been co-owner of Riley Chevrolet, Inc. and Riley Oldsmobile, Cadillac, Inc., each a Jefferson City, Missouri automobile dealership, since 1986 and 1992, respectively. Mr. Riley also serves on our Company's Audit, Compensation and Incentive Stock Option Committees.

         David T. Turner has served as a Director of Exchange National Bank and of our Company since January 1997. Mr. Turner has served as President of Exchange National Bank since January 1997 and as Vice Chairman of our Company since June 1998. From 1993 until June 1998, he served as Senior Vice President of our Company. He served as Senior Vice President of Exchange National Bank from June 1992 through December 1996 and as Vice President from 1985 until June 1992.

         Charles G. Dudenhoeffer, Jr. has served as a Director of Exchange National Bank since 1978 and of our Company since 1993. Mr. Dudenhoeffer served as Vice President and Trust Officer of Exchange National Bank from 1974 until June 1992. He served as Senior Vice President and Trust Officer of Exchange National Bank from June 1992 until June 2000. He served as Senior Vice President of our Company from 1993 through June 2000.

         Philip D. Freeman has served as a Director of Exchange National Bank since 1990 and of our Company since 1993. He has been the Owner/Manager of Freeman Mortuary, Jefferson City, Missouri since 1974. Mr. Freeman also serves on our Company's Audit, Compensation and Incentive Stock Option Committees.

         James E. Smith has served as a Director of Citizens Union State Bank since 1975, of our Company since 1997, and of Osage Valley Bank since January 2000. He has served as Vice Chairman of our Company since 1998, as President and Secretary of Citizens Union State Bank from 1975 through May 2000 when he was promoted to Chairman and Chief Executive Officer, and as President of Osage Valley Bank since January 2000.

         David R. Goller has served as a Director of Exchange National Bank since 1975 and of our Company since 1993. He has been an attorney with the law firm of Goller, Gardner & Feather, P.C. (formerly Goller & Associates, P.C.), Jefferson City, Missouri, counsel for Exchange National Bank, since 1975. Mr. Goller also serves on our Company's Audit, Compensation and Incentive Stock Option Committees.

         James R. Loyd has served as a Director of Exchange National Bank since 1974 and of our Company since 1993. He served as Executive Vice President of Exchange National Bank from 1974 until October 1996 and as Executive Vice President of our Company from 1993 until October 1996. Mr. Loyd also serves on our Company's Compensation and Incentive Stock Option Committees.

         Gus S. Wetzel, II has served as a Director of Citizens Union State Bank since 1974, and of our Company since 1999. He served as Chairman of Citizens Union State Bank from 1974 until May 2000. Dr. Wetzel has served as a physician/surgeon with the Wetzel Clinic, Clinton, Missouri since 1972. He also serves on our Company's Audit and Incentive Stock Option Committees.

         There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director.

COMPENSATION OF DIRECTORS

         Only outside (non-employee) members of our Company's board of directors receive compensation for their service to our Company as a director. Each of these outside (non-employee) directors is paid $300 for each meeting of the Board attended in person. Each member of our Company's Audit Committee receives $700 for each committee meeting attended. Each member of our Company's Compensation and Incentive Stock Option Committee receives $300 for each meeting attended.

         All directors of our Company (other than Mr. Smith and Mr. Wetzel) are also directors of Exchange National Bank, and in that capacity may receive compensation from Exchange National Bank. Each of Exchange National Bank's outside (non-employee) directors is paid a monthly $500 retainer and $300 for each meeting of the Board attended in person. In addition, these directors are eligible for a $2,400 bonus if Exchange National Bank meets certain financial goals and the director attends at least 80% of the Board meetings held (which could include one telephone conference meeting). All of Exchange National Bank's non-employee directors received this bonus for 2000.

         Three of our Company's directors -- Mr. Campbell, Mr. Smith and Mr. Wetzel -- also are directors of Citizens Union State Bank. Mr. Campbell and Mr. Smith are not eligible to receive compensation for their service to Citizens Union State Bank as a director. For his service to Citizens Union State Bank as a director, Mr. Wetzel is paid a quarterly $300 retainer plus $300 for each meeting of the Board that he attends in person. Mr. Wetzel also receives $100 for each meeting of Citizens Union State Bank's Trust Committee held, and $50 for each meeting of Citizens Union State Bank's Loan (Discount) Committee that he attends. One of our Company's directors -- Mr. Smith -- also is a director of Osage Valley Bank, but is not eligible to receive compensation for his service in that capacity.

MEETINGS OF THE BOARD AND COMMITTEES

         During 2000 the board of directors of our Company held five meetings. All directors attended at least 75% of the meetings of the board of directors which were held during 2000. It should be noted that our Company's directors discharge their responsibilities throughout the year, not only at such board of directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to our Company.

         Our Company's board of directors has established an Audit Committee. The Audit Committee assists the Board in fulfilling its responsibilities with respect to accounting and financial reporting practices and the scope and expense of audit and related services provided by external auditors, among others. The Audit Committee is responsible for apprising the Board of management's compliance with Board mandated policies, internal procedures and applicable laws and regulations. The committee works with the internal audit department and external auditors and supervises the internal audit function directly, reviews and approves the hiring of audit personnel and evaluates the performance of the internal audit function and the external auditors. The committee also has the duty to make, or cause to be made, a suitable examination and audit of the financial affairs of our Company and its subsidiaries at least annually, and to report thereon to the board of directors. Members of the Audit Committee currently are Messrs. Freeman, Goller, Riley and Wetzel. Each committee member attended at least 75% of the committee meetings held during 2000. The Audit Committee met nine times during 2000. The Audit Committee has adopted a written charter, which is attached to this proxy statement as appendix A.

         In January 2000, our Company established a Compensation Committee which assumed the responsibility to make recommendations to the board of directors regarding the compensation and benefits of our executive officers and directors and the establishment and administration of our Company's executive compensation program. The members of the Compensation Committee currently are Messrs. Freeman, Goller, Riley and Loyd. Each committee member attended at least 75% of the committee meetings held during 2000. The Compensation Committee held one meeting during 2000.

         In February 2000, our board of directors approved an Incentive Stock Option Plan under which an Incentive Stock Option Committee was established. The committee is authorized to construe, interpret and administer the Plan, and to exercise exclusive authority over the grant of options under the Plan. Members of the committee are Messrs. Freeman, Goller, Riley, Loyd and Wetzel. The Incentive Stock Option Committee met four times during 2000. Each committee member attended at least 75% of the committee meetings held during 2000.

         With the exception of the Audit, Compensation and Incentive Stock Option Committees, there currently are no other standing compensation, executive, nominating or other committees of our Company's board of directors, or committees performing similar functions of the Board.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT ON EXECUTIVE COMPENSATION

         This report has been prepared by the Compensation Committee of our Company's board of directors (the "Committee") which has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the executive officers of our Company and its affiliate banks. Under an agreement between our Company and Exchange National Bank, employees of our Company and Exchange National Bank, including persons who are employees of both our Company and Exchange National Bank, are compensated as such by Exchange National Bank. Our Company's executive compensation program, insofar as it pertains to the Chairman of the Board and Chief Executive Officer (the "Chief Executive Officer") and the Vice Chairmen of our Company (the "Vice Chairmen"), is administered by the Committee. The Committee is composed of four independent outside directors, none of whom is an officer or employee of our Company or any affiliate bank. Our Company's executive compensation program, insofar as it pertains to executive officers other than the Chief Executive Officer and the Vice Chairmen, is administered by the Chief Executive Officer and the Vice Chairmen. Mr. Donald Campbell, the Chief Executive Officer, and certain other executive officers of our Company and affiliate banks, may attend meetings of the Committee, but are not present during discussions or deliberations regarding their own compensation.

         COMPENSATION POLICY. Our Company's executive compensation policy is premised upon three basic goals: (1) to attract and retain qualified individuals who provide the skills and leadership necessary to enable our Company and its affiliate banks to achieve earnings growth, capital compliance and return on investment objectives, while maintaining a commitment to equal employment opportunity and affirmative action guidelines and practices; (2) to create incentives to achieve company and individual performance objectives through the use of performance-based compensation programs; and (3) to create a mutuality of interest between executive officers and shareholders through compensation structures that create a direct link between executive compensation and shareholder return.

         In determining the structure and levels of each of the components of executive compensation needed to achieve these goals, all elements of the compensation package are considered in total, rather than any one component in isolation. As more fully described below, the determination of such levels of executive compensation is a subjective process in which many factors are considered, including our Company's and/or affiliate banks' performance and the individual executive's specific responsibilities, historical and anticipated personal contribution to our business, and length of service with our Company or affiliate banks.

         COMPENSATION COMPONENTS. The Committee, as well as the Chief Executive Officer and the Vice Chairmen, reviews our Company's compensation program annually to ensure that compensation levels and incentive opportunities are competitive and reflect the performance of our Company and its affiliate banks as well as performance of the individual executive officer. The particular elements of the compensation program for executive officers are base salary, incentive compensation and periodic stock option grants. The Committee believes that these compensation components together advance both the short- and long-term interests of our shareholders. In this regard, the Committee believes that the long-term interests of our shareholders are advanced by designating a portion of executive compensation to be at risk: namely, incentive compensation (which permits individual performance to be recognized on an annual and long-term basis based, in part, on an evaluation of the executive's contribution to our Company's and/or affiliate bank's performance) and the grant of stock options (which directly ties a portion of the executive's long-term remuneration to stock price appreciation realized by shareholders). Each of the components of the compensation program is addressed separately below.

         Base Salary. The base salary for each executive officer is reviewed from the previous year. In determining whether to adjust base salary levels, management's recommendations and subjective assessments of each executive's growth and effectiveness in the performance of his or her duties are taken into account. In addition, the performance of our Company and/or the affiliate bank is considered. The increases in the base salaries of executives of our Company and affiliate banks for 2000 were based primarily upon a subjective analysis of our Company's and/or the banks' performance during the period since the last salary increase and the individual executive's role in generating that performance. In this regard, the analysis of performance included a review of our Company's and/or affiliate bank's earnings and return on investment for the prior year. The analysis of the role played by each individual executive in generating our Company's and/or bank's performance included a consideration of the executive's specific responsibilities, contributions to our Company's and/or bank's business, and length of service. The factors impacting base salary levels are not independently assigned specific weights. Rather, all of these factors are reviewed, and specific base pay recommendations are made which reflect an analysis of the aggregate impact of these factors. The Committee and the Chief Executive Officer and the Vice Chairmen believe that base pay levels for the executive officers are maintained within a range that is considered to be appropriate and necessary.

         Incentive Compensation. Our Company's and affiliate banks' officers are eligible to receive incentive bonus awards. Each of the officers who are eligible to receive bonus awards are assigned to one of four bonus tiers, which assignments are made primarily according to job category. Tier one consists of the Chief Executive Officer. Tier two consists of our Company's Vice Chairmen and affiliate bank presidents. Tier three consists of senior officers of our Company and affiliate banks. Tier four includes officers of affiliate banks. In 1997, the Committee engaged a consulting firm to assist it in the establishment of our Company's incentive compensation program. After careful analysis of our Company's needs and an examination of the competitive practices among peer companies, the Committee recommended, and the full board of directors approved, the adoption of an incentive bonus program.

         Officers identified by the Chief Executive Officer and the Vice Chairmen and the Committee are eligible to receive incentive bonuses. These officers may earn annual awards only upon the achievement of performance objectives which are established at the beginning of the year. Threshold, target and maximum levels of awards are established, and no awards are paid if the threshold is not met. The performance objectives are weighted based upon their relative importance to each individual. The performance objectives for participants may include corporate performance objectives and personal targeted objectives for performance. The performance objectives may include functional or operating unit objectives. Each participant's target bonus is expressed as a percentage of his or her base salary, dependent on responsibility and function. The target award is 30% of base salary in the case of the Chief Executive Officer, and in the case of the Vice Chairmen, Presidents, senior officers and other officers, the target award ranges from 20% to 10% of base pay. Earned awards may range from 0% to 150% of the target award. In 2000, the Committee granted an incentive bonus award of $63,000, or 29% of base pay, to Mr. Campbell, the Chief Executive Officer, for the 1999 fiscal year.

         Incentive bonus awards to the Vice Chairmen are allocated based upon the recommendation of the Chief Executive Officer. In allocating bonus awards among the other participants, the Chief Executive Officer and the Vice Chairmen exercise their discretion and judgment after considering the individual participant's performance, responsibilities and contributions to our Company and/or affiliate banks, and subjectively analyzing the basis of their aggregate impact on the success of our Company and/or affiliate banks for the preceding year.

         Stock Options. The Committee believes that in order to enhance long-term shareholder value it must provide incentives that provide motivation beyond short-term results. In 2000, the Board of Directors engaged a consulting firm and legal counsel to develop a stock option plan. The stock option plan was approved (subject to shareholder approval) at our Company's February 2000 board meeting. The objective of stock option grants is to advance the longer term interests of our Company and its shareholders and complement incentives tied to annual performance by rewarding executives upon the creation of incremental shareholder value. Stock options only produce value to executives if the price of our Company' common stock appreciates, thereby directly linking the interests of executives with those of shareholders. Therefore, in order to provide long-term incentives to executive officers and other employees related to long-term growth in the value of our Company's common stock, it is intended that stock options be granted to such persons under our Company' stock option plan. The selection of the persons eligible to receive stock options and the designation of the number of stock options to be granted to such persons are made by our Company's Incentive Stock Option Committee after taking into account management's assessment of each person's relative level of authority and responsibility with the Bank, years of service and base salary, among other factors.

                             COMPENSATION COMMITTEE

Philip D. Freeman        David R. Goller      Kevin L. Riley       James R. Loyd

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Members of the Compensation Committee are Mr. Freeman, the Chairman, Mr. Goller, Mr. Riley and Mr. Loyd. As discussed above under "Report on Executive Compensation", Mr. Campbell, the Chief Executive Officer, and Messrs. Smith and Turner, Vice Chairmen, administer the executive compensation program insofar as it pertains to executive officers other than the Chief Executive Officer and the Vice Chairmen. All decisions relating to the compensation of executive officers are reviewed by, and subject to the approval of, the Compensation Committee. Among the members of the banks' board of directors, Messrs. Campbell, Smith and Turner are officers and employees of the Company and affiliate banks.

         None of the members of the Committee were an officer or employee of our Company or any of its subsidiaries during 1999. Messrs. Freeman, Riley and Goller, and certain corporations and firms in which such persons have interests, have obtained loans from the affiliate banks. Each of such loans are believed to have been made to such persons, corporations or firms in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

EXECUTIVE OFFICERS

         Executive officers of our Company are appointed by the board of directors and serve at the discretion of the Board. The following table sets forth certain information with respect to all executive officers of our Company.

                  NAME                        AGE                      POSITION
                  ----                        ---                      --------

         Donald L. Campbell                    74             President, Chairman of the Board
                                                              and Director

         James E. Smith                        56             Vice Chairman and Director

         David T. Turner                       44             Vice Chairman and Director

         Richard G. Rose                       49             Treasurer

         Kathleen L. Bruegenhemke              35             Senior Vice President and Secretary

         The business experience of the executive officers of our Company (with the exception of those executive officers previously described under the caption "Election of Directors--Nominees and Directors Continuing in Office") during the last five years is as follows:

         Richard G. Rose has served as Treasurer of our Company since July 1998 and as Senior Vice President and Controller of Exchange National Bank since July 1998. Prior to that he served as Senior Vice President and Controller of the First National Bank of St. Louis from June 1979 until June 1998.

         Kathleen L. Bruegenhemke has served as Senior Vice President and Secretary of our Company since November 1997. From January 1992 until November 1997, she served as Internal Auditor of Exchange National Bank. Prior to joining Exchange National Bank, Ms. Bruegenhemke served as a Commissioned Bank Examiner for the Federal Deposit Insurance Corporation from 1986 to 1992.

         There is no arrangement or understanding between any executive officer and any other person pursuant to which such executive officer was selected as an officer.

EXECUTIVE COMPENSATION

         Our Company does not pay compensation to its officers. The following table sets forth for the years ended December 31, 2000, 1999 and 1998, respectively, the compensation paid or accrued by our Company's subsidiaries to the chief executive officer of our Company and the only three other executive officers whose remuneration for 2000 was in excess of $100,000 for services to our Company and its subsidiaries in all capacities:

                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term
                                                                                   Compensation
                                                Annual Compensation                Awards
                                   ----------------------------------------------- ----------------
                                                                                   Securities
Name and                                                         Other Annual      Underlying        All Other
Principal Position         Year    Salary         Bonus          Compensation (1)  Options/SARs      Compensation (2)
-------------------------- ------- -------------- -------------- ----------------- ---------------- -----------------

Donald L. Campbell         2000    $214,104       $  63,000      $       0              8,571       $25,609
    Chairman and           1999    $214,104       $  63,000      $       0                  0       $22,094
    Director of ENB        1998    $214,632       $       0      $       0                  0       $24,548
James E. Smith             2000    $130,000       $  25,103      $       0              5,306       $ 6,500
    President and          1999    $125,516       $  23,480      $       0                  0       $ 6,248
    Director of USB        1998    $114,269       $   3,084      $       0                  0       $ 5,868
David T. Turner            2000    $143,360       $  26,780      $       0              5,684       $25,609
    President and          1999    $138,004       $  26,000      $       0                  0       $22,094
    Director of ENB        1998    $134,632       $       0      $       0                  0       $20,656




Richard G. Rose
    CFO of ENB             2000    $ 93,989       $  10,526      $       0              1,862       $15,925
                           1999    $ 90,288       $   4,300      $       0                  0       $ 6,234
                           1998    $ 44,284       $       0      $       0                  0       $     0


-------------
(1) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is equal to the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
(2) All Other Compensation includes (i) Exchange National Bank's contributions to the Exchange National Bank profit-sharing plan and trust for 2000, 1999 and 1998 of $25,609, $22,094 and $24,548,
         respectively, allocated to Mr. Campbell's account; $25,609, $22,094 and $20,656, respectively, allocated to Mr. Turner's account, and $15,925, $6,234 and $0, respectively, allocated to Mr. Rose's account, and (ii) Citizens Union State Bank's contributions to the Citizens Union State Bank profit-sharing plan for 2000, 1999 and 1998 of $6,500, $6,248 and $5,868, respectively, allocated to Mr. Smith's account.

         The following table sets forth information concerning grants of stock options to each named executive officer during 2000.


                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                   Individual Grants
                               ----------------------------------------------------------   Potential Realizable Value at
                                                Percent of                                    Assumed Annual Rates of
                                 Number of        Total                                     Stock Price Appreciation for
                                Securities       Options                                           Option Term (3)
                                Underlying     Granted to     Exercise or                  ------------------------------
                                  Options      Employee in    Base Price    Expiration
         Name                   Granted (1)    Fiscal Year   ($/Share)(2)      Date             0%        5%         10%
         ----                  ------------    -----------   ------------      ----             --        --         ---
Donald L. Campbell                 8,571 (4)          24.54         24.50      12/4/2010         0   132,061     334,669
James E. Smith                     5,306 (5)          15.19         24.50      12/4/2010         0    81,754     207,182
David T. Turner                    5,684 (5)          16.27         24.50      12/4/2010         0    87,579     221,941
Richard G. Rose                    1,862 (5)           5.33         24.50      12/4/2010         0    28,690      72,705



--------------
(1)   All stock options are incentive stock options.

(2) All grants were made at 100% of the fair market value as of the grant date.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the common stock price. The calculations were based on the exercise prices and the 10-year term of the options. No gain to the optionees is possible without an increase in stock price which will benefit all shareholders proportionately. The "Potential Realizable Value" to all Exchange shareholders as a group which would result from the application of the same assumptions to the 2,863,493 shares of common stock outstanding at December 31, 2000, at the closing price of $23.25 per share of common stock on December 29, 2000, as reported by The Nasdaq Stock Market is an incremental gain of $0, $41,864,268 and $106,092,416 for 0%, 5% and
      10%, respectively.

(4) These stock options vest at the rate of 4,081 shares on the date of grant, 4,081 shares on January 1, 2001 and 409 shares on January 1, 2002.

(5) These stock options vest 25% each year on the first four anniversaries of the grant date.

OPTION EXERCISES AND HOLDINGS

      The following table sets forth information with respect to each named executive officer concerning the exercise of options during 2000 and unexercised options held as of December 31, 2000.


                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 2000 OPTION/SAR VALUES

                                                             Number of Securities Underlying   Value of Unexercised
                                                               Unexercised Options/SARs at     In-the-Money Options/SARs at
                               Shares                               December 31, 2000          December 31, 2000(1)
                               Acquired on   Value          ---------------------------------- -------------------------------
Name                           Exercise      Realized         Exercisable      Unexercisable   Exercisable    Unexercisable
------------------------------ ------------- -------------- ----------------- ---------------- ------------- -----------------

Donald L. Campbell                       --             --             4,081            4,490          $  0              $  0
James E. Smith                           --             --                 0            5,306          $  0              $  0
David T. Turner                          --             --                 0            5,684          $  0              $  0
Richard G. Rose                          --             --                 0            1,862          $  0              $  0


-------------------
(1) Based on the $23.25 per share fair market value of our Company's common stock on the last trading day of 2000, less the option exercise price. No options were in-the-money as of December 31, 2000.

EXCHANGE NATIONAL BANK PROFIT-SHARING TRUST

         Exchange National Bank established a profit-sharing plan and trust in 1951, which has been amended and restated from time to time, and was most recently amended and restated on July 16, 2000. All employees who have completed one year of service are eligible to participate. Exchange National Bank makes all contributions except for voluntary contributions by participants who are not highly compensated employees. Exchange National Bank is required to make an annual contribution to the trust in an amount equal to 6% of its income before provision for Federal and state income taxes and before provision for contributions to the profit-sharing plan and retirement plan, limited, however, to the maximum amount deductible for Federal income tax purposes. Exchange National Bank's contribution to the trust for any given year is allocated to the accounts of the participants in direct proportion to the compensation of the participants for such year. The trust can invest up to 60% of the value of its assets in our Company's stock, and such common stock held by the trust is allocated to the accounts of the participants. The interest of a participant in Exchange National Bank contributions does not vest prior to the completion of five years of service. After five years of service a participant becomes fully vested in the value of his or her employer contribution account. A participant whose employment with Exchange National Bank terminates because of his normal retirement, death, or permanent disability is also fully vested. Payments are made to participants upon termination of service. If cash is distributed, any shares of our Company's stock previously allocated to the terminating participant's account would be reallocated among the remaining participants' accounts. A participant may withdraw his or her own contributions, but a participant may not borrow from the trust. Each participant may direct the trustee with respect to the voting of shares of our Company's stock allocated to his account on such matters upon which shareholders are entitled to vote. Exchange National Bank serves as trustee of the trust, and the trust is administered by a retirement committee which is appointed by the board of directors of Exchange National Bank. As of December 31, 2000, the trust held assets with an aggregate book value of $10,894,178.75.

         As of March 15, 2001, the trust held 190,469 shares (or 6.65%) of our Company's common stock.

CITIZENS UNION STATE BANK PROFIT-SHARING PLAN

         Citizens Union State Bank established the Citizens Union State Bank & Trust of Clinton Profit Sharing Plan (the "Plan") in 1963. The Plan was restated in 1994. All employees who have completed one year of service and are twenty-one years old are eligible to participate in the Plan. Eligible Plan participants may make elective deferrals up to a maximum of 8% of such participant's compensation. Under the terms of the Plan, a matching contribution will be made on behalf of each participant by Citizens Union State Bank in an amount of 33.33% of the participant's elective deferrals. In addition to the employer matching contributions, Citizens Union State Bank may make a discretionary annual profit sharing contribution to the Plan. Both the employer matching contribution and the discretionary employer profit sharing contribution are subject to the Plan's vesting schedule. Under the Plan's vesting schedule, a participant's interest in employer contributions does not begin to vest until the participant has completed three years of service. A participant becomes fully vested after he or she has completed seven years of service. Unless a participant terminates employment due to death, disability or retirement, a participant is not eligible to receive an employer matching or employer profit sharing contribution for a specific Plan year unless the participant has completed 1,000 hours or more of service during the Plan year and is employed on the last day of the Plan year. A participant may take a total distribution of his or her vested account balance upon his or her termination from employment. Under the terms of the Plan, in-service hardship withdrawals are allowed. Plan loans, however, are not permitted. Citizens Union State Bank currently serves as the trustee and plan administrator of the Plan.

         As of December 31, 2000, the trust held assets with an aggregate book value of $857,982.

STOCK OPTION PLAN

         On February 29, 2000, our board of directors adopted the Exchange National Bancshares, Inc. Incentive Stock Option Plan. The Plan is sponsored by our Company for key employees of our Company and its subsidiaries, and is intended to encourage such employees to participate in the ownership of our Company, and to provide additional incentive for them to promote the success of our business through sharing in the future growth of our business. As of March 15, 2001, our Company had granted options to purchase a total of 34,929 shares of common stock pursuant to the Plan.

         The Plan is administered by a committee composed of Messrs. Freeman, Goller, Riley, Loyd and Wetzel. The Plan committee has the power to determine in its discretion the persons to whom options are granted under the Plan, the number of shares covered by those options, and the time at which an option becomes exercisable, subject in each case to the limitations set forth in the Plan. Options can be granted under the Plan only to key employees of our Company or any of its subsidiary corporations. The eligibility of the persons to whom options may be granted under the Plan is limited to those persons whom the Plan committee determines have made, or are expected to make, material contributions to the successful performance of our Company. The period of up to ten years during which an option may be exercised, and the time at which it becomes exercisable, are fixed by the Plan committee at the time the option is granted. No option granted under the Plan is transferable by the holder other than by will or the laws of descent and distribution.

         The aggregate number of shares of our common stock that may be issued pursuant to the exercise of options granted under the Plan is limited to 300,000 shares, subject to increase or decrease in the event of any change in our Company's capital structure. Shares subject to options granted under the Plan which expire or terminate without being exercised in full become available, to the extent unexercised, for future grants under the Plan. No consideration is paid to our Company by any optionee in exchange for the grant of an option. The per share exercise price for an option granted under the Plan is determined by the Plan committee but may not be less than the greater of the par value or the fair market value of our common stock on the date that the option is granted. The Plan provides for automatic adjustments to prevent dilution or enlargement of the optionee's rights in the event of a stock split, stock dividend, reorganization, merger, consolidation, liquidation, combination or exchange of shares, or other change in the capital structure of our Company.

PENSION PLAN

         Concurrently with the creation of the profit-sharing plan and trust in 1951, Exchange National Bank established a retirement plan for its employees, which has been amended and restated from time to time, and was most recently amended/restated on July 16, 2000. Under the plan, all full-time employees become participants on the earlier of the first of June or the first of December coincident with or immediately following the later to occur of (i) the completion of one year of service or (ii) the attainment of the age of 21, and continue to participate so long as they continue to be full-time employees, until their retirement, death or termination of employment prior to normal retirement date. The plan has a five-year vesting schedule under which a participant becomes fully vested in his accrued benefit after completing five years of service. This plan provides for the payment of retirement and death benefits that are funded by investments which, at December 31, 2000, had an aggregate book value of $3,172,637.07.

         The normal retirement benefits provided under the plan for an employee with at least 25 years of continuous service are based upon 45% of his/her average compensation over a ten-year period, less 50% of his social security benefit. Compensation covered by the plan includes wages, salaries and overtime pay but excludes directors' fees, commissions, bonuses, expense allowances, and other extraordinary compensation. Amounts reported in the compensation table include salaries, directors' fees, commissions and bonuses. For employees with less than 25 years of continuous service, retirement benefits are reduced proportionally. Provision is made for early or late retirement and optional payment provisions are available.

         The table below illustrates the projected amount of annual retirement income, based on a straight line annuity, available under the plan for a person retiring at 65 years of age at various levels of average annual compensation and years of service classifications, with an assumed annual social security benefit of $10,000.


     AVERAGE TEN-
      YEAR ANNUAL              10 YEARS               15 YEARS               20 YEARS               25 YEARS
     COMPENSATION               SERVICE                SERVICE                SERVICE                SERVICE
     ------------               -------                -------                -------                -------

         $  50,000               $7,000                $10,000                $14,000                $17,500
           100,000               16,000                 24,000                 32,000                 40,000
           150,000               25,000                 37,500                 50,000                 62,500
           200,000               34,000                 51,000                 68,000                 85,000


         The amounts shown above reflect benefits payable in the normal payment form. For a married participant, payment is by monthly benefit to the participant during his or her lifetime, and 50% of that amount is paid to the spouse monthly during the spouse's life after the participant's death. For an unmarried participant, payment is by a lifetime monthly benefit, with payments guaranteed for the first 120 months.

         Mr. Campbell and Mr. Turner have 49 years and 22 years of respective continuous service under the plan. Mr. Smith is not a participant in the plan. Mr. Rose has 3 consecutive years of service.

SMITH EMPLOYMENT AGREEMENT

         Our Company has entered into an employment agreement with James E. Smith. The agreement had an initial three-year term which expired on November 3, 2000, but is subject to automatic extensions of one additional year upon the expiration of each year prior to Mr. Smith's 62nd birthday (unless either party gives notice not to so extend the term). The agreement provides for an annualized base salary of $110,000, and eligibility for merit-based increases. In addition to base salary, the agreement also provides that Mr. Smith is eligible to participate in bonus and other incentive compensation plans made available to employees having responsibilities comparable to those of Mr. Smith.

         Mr. Smith's employment is subject to early termination in the event of his death, disability or adjudication of legal incompetence, and otherwise may be terminated only for cause (as defined). The employment agreement prevents Mr. Smith from competing with our Company, soliciting customers or hiring employees during the term of the agreement and for a period of two years thereafter. In addition, the employment agreement requires Mr. Smith to maintain the confidentiality of our Company's confidential information prior to its disclosure by our Company.

CHANGE OF CONTROL AGREEMENT

         Our Company has entered into change of control agreements with 12 executive officers, including Messrs. Campbell, Turner, Smith and Rose. These agreements provide that if, within two years after a change in control (as defined below), our Company or any subsidiary that is the primary employer of the executive terminates the executive's employment other than by reason of the executive's death, disability or for cause (as defined) or if the executive terminates his or her employment for good reason (as defined), the executive will be entitled to receive:

         - an amount equal to one to three years' of the executive's salary (based on the executive's highest monthly base salary for the preceding twelve-month period);

         - an amount equal to one to three times the executive's incentive bonus for the preceding year;

         - the proportionate amount of any incentive bonus and other compensation, payments and benefits which would otherwise have been received by the executive for the year in which employment was terminated; and

         -        any accrued and unpaid vacation pay.

The total payments made under the change of control agreements and under any other agreements, plans or arrangements as a result of a change in control is not permitted to be in excess of 5% of the aggregate cash consideration that our shareholders would receive as a result of a change of control. Our Company will reimburse the executive for any excise taxes that result from any of such payments being considered "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, and will make a gross-up payment to reimburse the executive for any income or other tax attributable to the excess parachute payment and to the tax reimbursement payments themselves. The change of control agreements require the executives to maintain the confidentiality of our confidential information prior to its disclosure by our Company.

         A "change in control" generally is defined to take place when (a) a person or group (other than our Company and various affiliated persons or entities) becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of our Company's outstanding securities, (b) our shareholders approve a merger or consolidation involving our Company in which at least 50% of the total voting power of the voting securities of the surviving corporation is held by persons who were not previously shareholders of our Company, or (c) our shareholders approve a plan of complete liquidation of our Company or an agreement for the sale or disposition by our Company of all or substantially all of its assets.

COMPANY PERFORMANCE

         The following performance graph shows a comparison of cumulative total returns for our Company, the Nasdaq Stock Market (U.S. Companies) and a peer index of 95 financial institutions having total assets of between $500 million and $1 billion (as calculated by SNL Securities LC) for the period from January 1, 1996, through December 31, 2000. The cumulative total return on investment for each of the periods for our Company, the Nasdaq Stock Market (U.S. Companies) and the peer index is based on the stock price or index at January 1, 1996. The performance graph assumes that the value of an investment in our Company's common stock and each index was $100 at January 1, 1996 and that all dividends were reinvested. The information presented in the performance graph is historical in nature and is not intended to represent or guarantee future returns.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                         (EXCHANGE, NASDAQ, PEER INDEX)





                               [PERFORMANCE GRAPH]

The comparison of cumulative total returns presented in the above graph was plotted using the following index values and common stock price values:


                                           1/1/96    12/31/96    12/31/97     12/31/98    12/31/99    12/31/00
                                           ------    --------    --------     --------    --------    --------

         Exchange National Bancshares     $100.00     $119.57     $133.04      $145.73     $259.52     $207.60
         Nasdaq Stock Market (U.S.
         Companies)                       $100.00     $123.04     $150.69      $212.51     $394.94     $237.68
         Peer Index
                                          $100.00     $125.01     $203.22      $199.81     $184.96     $177.04


                            OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information as of March 15, 2001 regarding the beneficial ownership of our Company's common stock by each person known to the board of directors to own beneficially 5% or more of our Company's common stock, by each director of our Company, by each executive officer named in the Summary Compensation Table under "Executive Officers and Compensation--Executive Compensation" and by all directors and officers of our Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more shareholders, as the case may be.


                                                AMOUNT AND NATURE OF                        PERCENTAGE OF
                  NAME                          BENEFICIAL OWNERSHIP(1)                 SHARES OUTSTANDING(1)
                  ----                          -----------------------                 ---------------------


Exchange National Bank of                              190,469.00                               6.7%
  Jefferson City Profit-Sharing
  Trust/Exchange National
  Bank of Jefferson City,
  Trustee (2)(3)
Donald L. Campbell (2)(4)                              147,890.80                               5.2
Charles G. Dudenhoeffer, Jr. (5)                        34,171.66                               1.2
Philip D. Freeman (6)                                   20,000.00                               *
David R. Goller (7)                                     40,696.00                               1.4
James R. Loyd (8)                                       62,148.00                               2.2
Kevin L. Riley (9)                                       4,620.00                               *
James E. Smith (10)                                     12,002.00                               *
David T. Turner (11)                                    15,207.66                               *
Gus S. Wetzel, II (12)                                  41,502.00                               1.4
Richard G. Rose (13)                                     1,010.28                               *
All directors & executive officers                     381,746.99                               13.3
as a group (11 persons) (14)


-----------------
  *      Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 2,863,493 shares of common stock outstanding.

(2) The address for The Exchange National Bank of Jefferson City Profit-Sharing Trust/The Exchange National Bank of Jefferson City, Trustee and for Mr. Campbell is 132 East High Street, Jefferson City, Missouri 65101.

(3) Participants in The Exchange National Bank of Jefferson City Profit-Sharing Trust have the right to vote shares which have been allocated to such participants in the Profit-Sharing Trust. Accordingly, the Profit-Sharing Trust/Trustee has investment power but not voting power as to the shares shown as owned by it.

(4) Includes 103,452 shares owned of record by Campbell Family L.P., 36,276.80 shares held in The Exchange National Bank of Jefferson City Profit-Sharing Trust for the benefit of Mr. Campbell, and 8,162 shares subject to options which are exercisable. Mr. Campbell has sole voting and investment power over 103,452 shares. Mr. Campbell has the right to vote, but has no investment power, with respect to the 36,276.80 shares held in the Profit-Sharing Trust. Mr. Campbell would have full voting and investment power if the 8,162 shares subject to option were to be exercised.

(5) Includes 12,300 shares held jointly by Mr. Dudenhoeffer and his spouse and 210.66 shares held in The Exchange National Bank of Jefferson City Profit-Sharing Trust for his benefit. Mr. Dudenhoeffer and his spouse share voting and investment power with respect to 12,300 shares, and Mr. Dudenhoeffer has the right to vote, but has no investment power, with respect to the 210.66 shares held in the Profit-Sharing Trust.

(6) Includes 12,817 shares held of record by a revocable living trust, of which Mr. Freeman is a trustee, for the benefit of Mr. Freeman and his wife.

(7) Includes 18,140 shares held of record by Mr. Goller as trustee of the David R. Goller Trust. Also includes 9,160 shares held of record by the Goller, Gardner & Feather, P.C. Profit Sharing Trust, of which Mr. Goller is trustee, and 13,396 shares held of record by two family trusts for which he acts as sole trustee.

(8) Includes 34,950 shares held by Mr. Loyd's spouse as trustee of a family trust, as to which Mr. Loyd and his spouse share voting and investment power.

(9) Includes 3,900 shares held jointly by Mr. Riley and his spouse, as to which they share voting and investment power.

(10) Includes 12,000 shares held jointly by Mr. Smith and his spouse, as to which they share voting and investment power.

(11) Includes 1,334 shares held jointly by Mr. Turner and his spouse and 10,123.66 shares held in The Exchange National Bank of Jefferson City Profit-Sharing Trust for his benefit. Mr. Turner and his spouse share voting and investment power with respect to 1,334 shares, and Mr. Turner has the right to vote, but has no investment power, with respect to the 10,123.66 shares held in the Profit-Sharing Trust.

(12)     Includes 41,500 shares held by Wetzel Investments, Ltd.

(13) Includes 500 shares held jointly by Mr. Rose and his spouse and 510.28 shares held in The Exchange National Bank of Jefferson City Profit-Sharing Trust for his benefit. Mr. Rose and his spouse share voting and investment power with respect to 500 shares, and Mr. Rose has the right to vote, but has no investment power, with respect to the
         510.28 shares held in the Profit-Sharing Trust.

(14) Includes 49,419.99 shares held in The Exchange National Bank of Jefferson City Profit-Sharing Trust and allocated to participant accounts which the participant has the right to vote but not investment power. Also includes 8,162 shares subject to options which are exercisable.

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

         As part of the consideration provided by our Company for its November 1997 acquisition of Union State Bancshares, Inc. and Union State Bank, our Company issued a promissory note to James E. Smith in the principal amount of $2,000,000, a promissory note to Gus S. Wetzel, II in the principal amount of $5,000,000, and four promissory notes to Mr. Wetzel's children in the aggregate principal amount of $892,472. The six promissory notes each matures on November 1, 2002, with quarterly installments of accrued interest to be made on each February 1, May 1, August 1 and November 1 of the loan term at the rate of 7% per annum. Our Company has reserved the right to prepay the promissory notes at any time on or after November 1, 2000. The promissory notes, and one other promissory note issued to a former shareholder of Union, are secured by Union's pledge of the shares of Union State Bank capital stock owned by it.

         In connection with our Company's acquisition of Union State Bank in November 1997, our Company entered into noncompetition agreements with James E. Smith and Gus S. Wetzel, II. The agreements prevent Mr. Smith and Dr. Wetzel from competing with our Company, soliciting customers or hiring employees during the six-year term of the agreement in exchange for our Company's agreement to pay each of them six annual installments of $50,000 each (without interest), the first of which installments was paid on November 3, 1997.

         The officers and directors of our Company and of its subsidiaries, some of their family members and our Companies with which some of the directors are associated, were customers of, and had banking transactions with, Exchange National Bank, Citizens Union State Bank and Osage Valley Bank in the ordinary course of Exchange National Bank's, Citizens Union State Bank's and Osage Valley Bank's respective businesses during 1999 and 2000. During each of these years Exchange National Bank, Citizens Union State Bank and Osage Valley Bank each continued its policy of making loans and loan commitments in the ordinary course of business to its employees, officers and directors, and their affiliates, only on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons. In the opinion of the board of directors of Exchange National Bank, Citizens Union State Bank and of Osage Valley Bank, respectively, none of its transactions with such persons involved more than a normal risk of collectability or other unfavorable features.

         David R. Goller, a director of our Company and Exchange National Bank, is a member of the firm Goller, Gardner & Feather, P.C., which Exchange National Bank has retained and expects in the future to retain as its general counsel. During 2000, Exchange National Bank paid legal fees to Goller, Gardner & Feather, P.C. in the amount of $976.

                                     ITEM 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The board of directors has selected the independent certified public accounting firm of KPMG LLP as our Company's independent auditors to audit the books, records and accounts of our Company for the year ending December 31, 2001. Shareholders will have an opportunity to vote at the annual meeting on whether to ratify the Board's decision in this regard.

         KPMG LLP has served as our Company's independent auditors since our Company commenced business operations in 1993. A representative of KPMG LLP is expected to be present at the annual meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         Submission of the selection of the independent auditors to the shareholders for ratification will not limit the authority of the board of directors to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated. Shareholder ratification of the board of directors' selection of KPMG LLP as our Company's independent auditors is not required by any statute or regulation or by our Company's bylaws. Nevertheless, if the shareholders do not ratify the selection of KPMG LLP at the annual meeting, the selection of independent auditors for the current year will be reconsidered by the board of directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SELECTION OF KPMG LLP.

AUDIT FEES

         The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in our quarterly reports on Forms 10-Q for the year ended December 31, 2000, were $100,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         KPMG LLP did not render any professional services for our Company in connection with financial information systems design and implementation.

ALL OTHER FEES

         The aggregate fees billed for tax services rendered by KPMG LLP during the year ended December 31, 2000, were $94,555. The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services and tax services, rendered by KPMG LLP during the year ended December 31, 2000, were $66,679. These other services included review of SEC filings, employee benefit plan audits, compensation study, review of the audit committee charter, mortgage collateral verification letters and review of purchase accounting in connection with acquisitions.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

         The Audit Committee of our board of directors assists the Board in fulfilling its responsibilities with respect to accounting and financial reporting practices and the scope and expense of audit and related services provided by external auditors, among others. The Audit Committee is composed of four directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee has adopted a written charter, which is attached to this proxy statement as appendix A.

         In connection with these responsibilities, the Audit Committee met with management to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence. The audit committee has considered whether the services provided under financial information systems design and implementation and other non-audit services are compatible with maintaining the auditor's independence.

         Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

    Philip D. Freeman   David R. Goller  Kevin L. Riley   Gus S. Wetzel, II


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our Company's directors and executive officers, and persons who own more than 10% of any class of equity securities of our Company registered pursuant to Section 12 of the Exchange Act, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in such securities and other equity securities of our Company. Securities and Exchange Commission regulations require directors, executive officers and greater than 10% shareholders to furnish our Company with copies of all Section 16(a) reports they file.

         To our Company's knowledge, based solely on review of the copies of such reports furnished to our Company and written representations that no other reports were required, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% shareholders were complied with.

                          OTHER BUSINESS OF THE MEETING

       The board of directors is not aware of, and does not intend to present, any matter for action at the annual meeting other than those referred to in this proxy statement. If, however, any other matter properly comes before the annual meeting or any adjournment, it is intended that the holders of the proxies solicited by the board of directors will vote on such matters in their discretion in accordance with their best judgment.

                                  ANNUAL REPORT

       Our Company's Annual Report to Shareholders, containing consolidated financial statements for the year ended December 31, 2000, is being mailed with this proxy statement to all shareholders entitled to vote at the annual meeting. Such Annual Report is not to be regarded as proxy solicitation material.

       A COPY OF OUR COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF APRIL 18, 2001, UPON WRITTEN REQUEST TO DONALD L. CAMPBELL, EXCHANGE NATIONAL BANCSHARES, INC., 132 EAST HIGH STREET, JEFFERSON CITY, MISSOURI 65101. Our Company will provide a copy of any exhibit to the Form 10-K report to any such person upon written request and the payment of our Company's reasonable expenses in furnishing such exhibits.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

       It is anticipated that the 2002 annual meeting of shareholders will be held on June 12, 2002. Any shareholder who intends to present a proposal at the 2002 annual meeting must deliver the proposal to our Company at 132 East High Street, Jefferson City, Missouri 65101, Attention: President by the applicable deadline below:

- If the shareholder proposal is intended for inclusion in our Company's proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, our Company must receive the proposal no event later than December 5, 2001. Such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

- If the shareholder proposal is to be presented without inclusion in our Company's proxy materials for that meeting, our Company must receive the proposal no event later than April 14, 2002 in accordance with the advance notice provisions of our Company's articles of incorporation and bylaws. See "Advance Notice of Shareholder Proposals."

Proxies solicited in connection with the 2002 annual meeting of shareholders will confer on the appointed proxies discretionary voting authority to vote on shareholder proposals that are not presented for inclusion in the proxy materials unless the proposing shareholder notifies our Company by April 14, 2002 that such proposal will be made at the meeting.

                     ADVANCE NOTICE OF SHAREHOLDER PROPOSALS

         Our Company's articles of incorporation and bylaws provide that advance notice of shareholder nominations for the election of directors or other business must be given. With respect to this annual meeting, written notice of the shareholder's intent to make a nomination at the meeting must be received by our Company's Secretary at our Company's principal executive offices not later than the close of business on April 10, 2001. At future meetings of shareholders, notice of nominations or other business to be brought before the meeting must be delivered to our Company's Secretary at our principal executive offices not less than 60 days (30 days in the case of nominations for the election of directors) prior to the first anniversary of the previous year's annual meeting. In the event that the date of the annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, however, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 60th day (in the case of nominations, the 30th day) prior to such annual meeting or (ii) the tenth day following the date on which public announcement of the date of such meeting is first made.

         The shareholder's notice of nomination must contain (i) the name and address of the nominating shareholder, of each person to be nominated and of the beneficial owner (as defined in the articles of incorporation), if any, on whose behalf the nomination is made, (ii) a representation that the nominating shareholder is the holder of record of our Company's common stock entitled to vote in the election of directors at the meeting and intends to appear at the meeting to nominate the person or persons specified in the notice, (iii) the number of shares of our Company's common stock owned beneficially and of record by the nominating shareholder and by each person to be nominated, (iv) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (v) the consent of each nominee to serve as a director if so elected, and (vi) such other information regarding each nominee proposed by the nominating shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, if our Company were soliciting proxies for the election of such nominees. If no such notice has been received, the chairman of the annual meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. The board of directors does not know if, and has no reason to believe that, anyone will attempt to nominate another candidate for director at this annual meeting.




                                    By Order of the Board of Directors


                                    Donald L. Campbell
                                    Chairman of the Board
                                          and President

April 4, 2001
Jefferson City, Missouri

                                                                       EXHIBIT A


                       EXCHANGE NATIONAL BANCSHARES, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    I.       Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         - Monitor the integrity of the Corporation's auditing, accounting and financial reporting processes;

         - Monitor the Corporation's systems of internal controls regarding finance, accounting, and legal compliance and ethics that management and the Board have established;

         - Monitor the independence and performance of the Corporation's independent auditors and internal auditing department;

         - Review and appraise the audit efforts of the Corporation's independent auditors;

         - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors;

         - Encourage adherence to, and continuous improvement of, the Corporation's policies, procedures, and practices at all levels regarding auditing, accounting and financial reporting matters;

         - Review areas of potential significant financial risk to the Corporation; and

         -        Report to the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Corporation's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

    II.      Audit Committee Composition

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. Members of the Audit Committee shall be considered independent if they have no relationship to the Corporation that reasonably would be expected to interfere with the exercise of their independence from management and the Corporation. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including a corporation's balance sheet, income statement, and cash flow statement or will be able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

         The persons described in the following categories ordinarily will not be considered to be independent:

         - Former Employees: A director being employed by the Corporation or any of its affiliates for the current year or any of the past three years.

         - Compensated Directors: A director accepting any compensation from the Corporation or any of its affiliates in excess of $60,000 during the current or previous fiscal years, other than compensation for Board service or benefits under a tax-qualified retirement plan or non-discretionary compensation.

         - Family Members: A director being a member of the immediate family (which includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home) of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer.

         - Business Relationships: A director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed five percent (5%) of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is greater, in any of the past three years.

         - Cross-Directorships: A director being employed as an executive of another entity where any of the Corporation's executives serves on that entity's compensation committee.

         One director who is not an independent director (as defined above) and is not a current employee or an immediate family member of a current employee may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Corporation and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

         Audit Committee members shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.          Audit Committee Meetings

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. To fulfill its responsibility to foster open communication, the Committee should meet in separate executive sessions at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Corporation's financial statements and significant findings based upon the independent auditors' limited review procedures.

IV.           Audit Committee Responsibilities and Duties

Documents/Reports Review

         1. Review the adequacy of this Charter, and revise if necessary, at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

         2. Review the Corporation's annual audited financial statements and any other periodic financial reports prior to filing with the Securities and Exchange Commission or other distribution. Review any report rendered by the independent auditors to the Corporation. Such review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Discuss any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

         3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Corporation's financial reporting processes and controls including computerized information system controls and security. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses including the status of previous recommendations.

         4. Review with management and the independent auditors the Corporation's quarterly financial results and/or the Corporation's quarterly financial statements, including press releases with respect thereto. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the audits and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. The Audit Committee shall approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, the Committee will review and discuss with the independent auditors all significant relationships the auditors have with the Corporation that could impair the independent auditors' independence.

         8. Review the independent auditors engagement letter and audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

         9. Prior to releasing the year-end earnings in a press release or filing with the SEC, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61. Items to be communicated include (communications may be written or oral):

                  -        The auditors' responsibility under Generally Accepted
                         Auditing Standards (GAAS);

                  -        Significant accounting policies;

                  -        Management judgments and accounting estimates;

                  -        Significant audit adjustments;

                  -        Other information in document containing audited
                         financial statements;

                  -        Disagreements with management including accounting
                         principles, scope of audit, disclosures;

                  -        Consultation with other accountants by management;

                  -        Major issues discussed with management prior to
                         retention;

                  -        Difficulties encountered in performing the audit,
                         including any restrictions on the scope of work or access to required information; and

                  -        Extent to which changes or improvements in financial
                         or accounting practices, as approved by the Audit Committee, have been implemented.

Financial Reporting Processes

         10. Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied to its financial reporting.

         11. In consultation with the independent auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

         12. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by management.

Internal Audit Department and Legal Compliance

         The internal audit department reports directly to the Board of Directors through the Audit Committee.

         13. Review the budget, plan, and changes in plan, activities, organization structure, and qualifications of the internal audit department, as needed.

         14. Review the appointment, performance, and replacement of the person responsible for the Corporation's internal audit.

         15. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

         16. On at least an annual basis, review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements, the Corporation's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities:

         17. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report is to be included in the Corporation's annual proxy statement. The report is to state whether the Audit Committee has:

                  -        Reviewed and discussed the audited financial
                        statements with management;

                  -        Discussed with the independent auditors the matters
                        required to be discussed by SAS 61; and

                  -        Received certain disclosures from the independent
                        auditors regarding their independence,

                  and then include a statement if based on this review if the audit committee recommended to the Board to include the audited financial statements in the annual report filed with the Securities and Exchange Commission.

         18. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         19. Establish, review, and update periodically a Code of Ethics and ensure that management has established a system to enforce this Code.

         20. Perform any other activities consistent with this Charter, the Corporation's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

         21. Review succession planning within the Corporation with respect to financial and accounting personnel.

                                     * * * *

                                     PROXY
                       ANNUAL MEETING OF THE SHAREHOLDERS
                                       OF
                       EXCHANGE NATIONAL BANCSHARES, INC.
                                 JUNE 13, 2001


     The undersigned hereby appoints Charles J. Kolb and Harry F. Goldammer, and each of them, jointly and severally, the agents and proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting of the Shareholders of Exchange National Bancshares, Inc. (the "Company") to be held at The Exchange National Bank of Jefferson City's facility located at 3701 West Truman Boulevard, Jefferson City, Missouri, on Wednesday, June 13, 2001, commencing at 9:00 a.m., local time, and any adjournment thereof (the "Meeting"), and to vote all of the stock of the Company, standing in the name of the undersigned on its books as of the close of business on April 18, 2001, and which the undersigned would be entitled to vote, if present, with the same force and effect as if voted by the undersigned and especially to vote said stock with respect to the following matters:

         1.  ELECTION OF THREE CLASS III DIRECTORS.

     (INSTRUCTIONS: To vote FOR, or to WITHHOLD AUTHORITY to vote for (i.e., AGAINST) any individual nominee named below, mark the appropriate box next to each such nominee's name. Please mark only one box next to each such name.)

               FOR the        WITHHOLD AUTHORITY
               nominee        to vote for the nominee

                 [ ]                    [ ]                 Donald L. Campbell
                 [ ]                    [ ]                 Kevin L. Riley
                 [ ]                    [ ]                 David T. Turner

          2. Proposal to ratify the selection by the Board of Directors of the Company of the accounting firm of KPMG LLP as the Company's independent auditors for the current year.

                 [ ]  FOR                 [ ]  AGAINST              [ ]  ABSTAIN

          3. Such other matters, related to the foregoing or otherwise, as properly may come before said Meeting or any adjournment thereof. The Board of Directors has advised that at present it knows of no other business to be presented by or on behalf of the Company or its management at the Meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated May 4, 2001.


Dated:               , 2001
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No. of Shares:                         (Sign exactly as your name appears on
                                       your stock certificate. Where shares are held in the name of two or more persons, all should sign individually. A corporation should sign by authorized officer and affix corporate seal.)
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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE (3) PERSONS LISTED ABOVE AS CLASS III DIRECTORS OF THE COMPANY FOR THE NEXT THREE YEARS, AND FOR THE RATIFICATION OF THE SELECTION OF THE ACCOUNTING FIRM OF KPMG LLP AS THE
COMPANY'S INDEPENDENT AUDITORS. IN THEIR DISCRETION, THE APPOINTED PROXIES AND AGENTS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING. THIS PROXY WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES OF THE COMPANY'S COMMON STOCK ALLOCATED TO PARTICIPANTS UNDER THE EXCHANGE NATIONAL BANK OF JEFFERSON CITY PROFIT SHARING TRUST. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.